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                                                                    Exhibit 23.2

                        [Letterhead of Maples and Calder]

                                                                   June 15, 2004

NetEase.com, Inc.
2/F, Tower B,
Keeven International Research & Development Centre,
No.43, West Road North Third Ring Road, Haidian District,
Beijing 100086, People's Republic of China

Dear Sirs,

     We consent to the reference to our firm under the heading "Enforcement of Civil Liabilities" and "Taxation" in the annual report on Form 20-F for the year 2003 of NetEase.com, Inc. to be filed with the Securities and Exchange Commission in the month of June 2004.

Yours faithfully,

Maples and Calder


/s/ Maples and Calder Asia
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